For Release: November 5, 2015
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038

Nelnet, Inc. supplemental financial information for the third quarter 2015
(All dollars are in thousands, except per share amounts, unless otherwise noted)

The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for third quarter 2015 earnings, dated November 5, 2015, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document.  Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.

The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements.  These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the 2014 Annual Report and elsewhere in this report, and include such risks and uncertainties as:

•
student loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from recently purchased securitized and unsecuritized FFELP and private education loans and initiatives to purchase additional FFELP and private education loans, and risks from changes in levels of student loan prepayment or default rates;

•
financing and liquidity risks, including risks of changes in the general interest rate environment and in the securitization and other financing markets for student loans, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•
risks from changes in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as the expected decline over time in FFELP loan interest income and fee-based revenues due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives or legislative proposals to consolidate existing FFELP loans to the Federal Direct Loan Program or otherwise allow FFELP loans to be refinanced with Federal Direct Loan Program loans, risks related to reduced government payments to guaranty agencies to rehabilitate defaulted FFELP loans and services in support of those activities, including potential adverse effects on the Company's guaranty servicing contracts, risks related to the Company's ability to maintain or increase volumes under the Company's loan servicing contract with the U.S. Department of Education (the "Department"), which accounted for approximately 10 percent of the Company's revenue in 2014 and for which the loan allocation metrics were modified effective September 1, 2014, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of FFELP, Federal Direct Loan Program, and private education loans;

•	risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; and

•
risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.

All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Interest income:
Loan interest	$187,701	175,835	187,862	535,480	520,224
Investment interest	1,456	1,887	1,562	5,548	5,023
Total interest income	189,157	177,722	189,424	541,028	525,247
Interest expense:
Interest on bonds and notes payable	77,164	72,626	71,937	221,344	201,176
Net interest income	111,993	105,096	117,487	319,684	324,071
Less provision for loan losses	3,000	2,150	2,000	7,150	6,000
Net interest income after provision for loan losses	108,993	102,946	115,487	312,534	318,071
Other income (expense):
Loan and guaranty servicing revenue	61,520	63,833	52,659	183,164	183,876
Tuition payment processing, school information, and campus commerce revenue	30,439	27,686	26,399	92,805	73,468
Enrollment services revenue	19,500	17,161	22,936	54,524	65,092
Other income	6,523	7,504	7,650	20,945	41,096
Gain on sale of loans and debt repurchases, net	597	1,515	—	4,987	57
Derivative settlements, net	(5,878)	(5,442)	(4,834)	(16,535)	(17,277)
Derivative market value and foreign currency adjustments, net	(24,780)	11,944	29,037	(10,699)	38,785
Total other income	87,921	124,201	133,847	329,191	385,097
Operating expenses:
Salaries and benefits	63,215	58,787	61,098	183,052	167,470
Cost to provide enrollment services	12,534	11,162	14,178	35,398	41,964
Loan servicing fees	7,793	7,420	7,077	22,829	19,798
Depreciation and amortization	6,977	6,501	5,493	19,140	15,490
Other	30,419	31,958	29,599	91,575	92,882
Total operating expenses	120,938	115,828	117,445	351,994	337,604
Income before income taxes	75,976	111,319	131,889	289,731	365,564
Income tax expense	26,999	40,356	46,513	104,985	130,202
Net income	48,977	70,963	85,376	184,746	235,362
Net income attributable to noncontrolling interest	22	54	157	117	1,363
Net income attributable to Nelnet, Inc.	$48,955	70,909	85,219	184,629	233,999
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.09	1.54	1.84	4.03	5.03

Weighted average common shares outstanding - basic and diluted	45,047,777	45,946,415	46,432,680	45,763,443	46,496,309

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	September 30, 2015	December 31, 2014	September 30, 2014
Assets:
Student loans receivable, net	$28,954,280	28,005,195	28,701,344
Cash, cash equivalents, investments, and notes receivable	350,508	366,190	283,683
Restricted cash and investments	995,360	968,928	940,343
Goodwill and intangible assets, net	161,586	168,782	169,076
Other assets	583,661	589,048	604,203
Total assets	$31,045,395	30,098,143	30,698,649
Liabilities:
Bonds and notes payable	$28,827,603	28,027,350	28,737,456
Other liabilities	382,393	345,115	303,636
Total liabilities	29,209,996	28,372,465	29,041,092
Equity:
Total Nelnet, Inc. shareholders' equity	1,835,153	1,725,448	1,657,289
Noncontrolling interest	246	230	268
Total equity	1,835,399	1,725,678	1,657,557
Total liabilities and equity	$31,045,395	30,098,143	30,698,649

Overview

The Company provides educational products and services in loan servicing, payment processing, education planning, and asset management. These products and services help students and families plan, prepare, and pay for their education and make the administrative and financial processes more efficient for schools and financial organizations. In addition, the Company earns interest income on a portfolio of federally insured student loans.

A reconciliation of the Company's GAAP net income to net income, excluding derivative market value and foreign currency adjustments, is provided below.

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
GAAP net income attributable to Nelnet, Inc.	$48,955	70,909	85,219	184,629	233,999
Derivative market value and foreign currency adjustments, net of tax	15,364	(7,405)	(18,003)	6,634	(24,047)
Net income, excluding derivative market value and foreign currency adjustments (a)	$64,319	63,504	67,216	191,263	209,952

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.09	1.54	1.84	4.03	5.03
Derivative market value and foreign currency adjustments, net of tax	0.34	(0.16)	(0.39)	0.15	(0.51)
Net income, excluding derivative market value and foreign currency adjustments (a)	$1.43	1.38	1.45	4.18	4.52

(a)
The Company provides non-GAAP information that reflects specific items management believes to be important in the evaluation of its financial position and performance. "Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. The Company believes these point-in-time estimates of asset and liability values related to these financial instruments that are subject to interest and currency rate fluctuations affect the period-to-period comparability of the results of operations. Accordingly, the Company provides operating results excluding these items for comparability purposes.

The Company earns net interest income on its FFELP student loan portfolio in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of September 30, 2015, the Company had a $29.0 billion student loan portfolio that will amortize over the next approximately 25 years. The Company actively seeks to acquire additional FFELP loan portfolios to leverage its servicing scale and expertise to generate incremental earnings and cash flow.

In addition, the Company earns fee-based revenue through the following reportable operating segments:

•	Student Loan and Guaranty Servicing ("LGS") - referred to as Nelnet Diversified Solutions ("NDS")

•	Tuition Payment Processing and Campus Commerce ("TPP&CC") - referred to as Nelnet Business Solutions ("NBS")

Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities. Corporate and Other Activities also includes income earned on certain investments and interest expense incurred on unsecured debt transactions.

The information below provides the operating results for each reportable operating segment and Corporate and Other Activities ("Corporate") for the three and nine months ended September 30, 2015 and 2014 (dollars in millions).

(a)	Revenue includes intersegment revenue earned by LGS as a result of servicing loans for AGM.

(b)
Total revenue includes "net interest income after provision for loan losses" and "total other income" from the Company's segment statements of income, excluding the impact from changes in fair values of derivatives and foreign currency transaction adjustments. Net income excludes changes in fair values of derivatives and foreign currency transaction adjustments, net of tax.

(c)	Computed as income before income taxes divided by total revenue.

Excluding derivative market value and foreign currency adjustments, net income decreased for the three months ended September 30, 2015 compared to the same period in 2014 due primarily to a decrease in earnings from the Company's FFELP student loan portfolio, partially offset by increases in earnings from the LGS and TPP&CC operating segments. Net income, excluding derivative market value and foreign currency adjustments, decreased for the nine months ended September 30, 2015 compared to the same period in 2014 due primarily to decreases in earnings from the LGS segment and a decrease in investment advisory fees which are included in Corporate and Other Activities. A further description of these items is provided below.

Student Loan and Guaranty Servicing

•	As of September 30, 2015, the Company was servicing $175.3 billion in FFELP, private, and government owned student loans, as compared with $158.7 billion of loans as of September 30, 2014.

•
Revenue decreased in the nine months ended September 30, 2015 compared to the same period in 2014. Federal budget provisions that became effective July 1, 2014 have reduced payments by the Department to guaranty agencies for assisting student loan borrowers with the rehabilitation of defaulted loans under FFELP, and as a result, rehabilitation revenue has been negatively affected. Rehabilitation collection revenue recognized by the Company was $28.2 million and $35.1 million for the nine months ended September 30, 2015 and 2014, respectively. This decrease in revenue was offset by an increase in revenue from the Department servicing contract, which was $99.3 million for the nine months ended September 30, 2015 compared to $92.1 million for the same period in 2014. As of September 30, 2015, the Company was servicing $146.7 billion of loans for 5.9 million borrowers under this contract.

•
A significant amount of the Company's guaranty servicing revenue came from a single guaranty servicing client. The contract with this client expired on October 31, 2015. FFELP guaranty servicing and FFELP guaranty collection revenue recognized by the Company from this client for the year ended December 31, 2014 and nine months ended September 30, 2015 was $48.5 million and $32.8 million, respectively.

•
Before tax operating margin was 16.3% and 23.0% for the nine months ended September 30, 2015 and 2014, respectively. Operating margin decreased in 2015 compared to 2014 as a result of the implementation of federal budget reductions for guaranty agencies revenue. In addition, as the volume of loans serviced under the Department servicing contract continues to grow and loans serviced under the legacy commercial programs continue to run off, the Company expects operating margins to tighten accordingly. The Company also anticipates that margins will tighten as a result of the loss of the FFELP guaranty servicing and FFELP guaranty collection client as discussed above.

•
Revenue increased in the three months ended September 30, 2015 compared to the same period in 2014 due primarily to an increase in FFELP guaranty collection and government servicing revenue. Rehabilitation collection revenue recognized by the Company was $9.4 million and $4.4 million for the three months ended September 30, 2015 and 2014, respectively, and revenue from the Department servicing contract increased to $33.2 million for the three months ended September 30, 2015 compared to $31.2 million for the same period in 2014. The increase in guaranty collection revenue in the third quarter of 2015 compared to the same period in 2014 was due to the Company having higher than normal sales with guaranty agencies during the second quarter of 2014 in advance of legislative price reductions, which resulted in lower than normal sales during the third quarter of 2014.

•
Before tax operating margin was 15.0% and 12.1% for the three months ended September 30, 2015 and 2014, respectively. Operating margin increased as a result of the increase in FFELP guaranty collection revenue for the three months ended September 30, 2015 compared to the same period in 2014 as discussed above.

Tuition Payment Processing and Campus Commerce

•
Revenue increased in the three and nine months ended September 30, 2015 compared to the same periods in 2014 due to the acquisition of RenWeb on June 3, 2014 and due to increases in the number of managed tuition payment plans, campus commerce customer transaction and payments volume, and new school customers.

•
Excluding the amortization of intangibles, before tax operating margin was 29.7% and 26.7% for the three months ended September 30, 2015 and 2014, respectively, and 31.6% and 30.5% for the nine months ended September 30, 2015 and 2014, respectively. The increase in margin is attributable to increased operating leverage.

Asset Generation and Management

•
The Company acquired $3.8 billion of student loans during the first nine months of 2015, of which $1.8 billion were purchased in the third quarter. The average loan portfolio balance was $29.1 billion and $29.3 billion for the three months ended September 30, 2015 and 2014, respectively, and $28.6 billion and $27.8 billion for the nine months ended September 30, 2015 and 2014, respectively.

•
Core student loan spread was 1.45% for the three months ended September 30, 2015, compared to 1.53% for the same period in 2014. The year over year decrease was the result of an increase in the Company's cost of funds.

•
Due to historically low interest rates, the Company continues to earn significant fixed rate floor income. During the three months ended September 30, 2015 and 2014 and nine months ended September 30, 2015 and 2014, the Company earned $48.2 million, $49.2 million, $139.5 million, and $130.7 million, respectively, of fixed rate floor income (net of $5.5 million, $5.4 million, $15.5 million, and $19.3 million of derivative settlements, respectively, used to hedge such loans).

Corporate and Other Activities

•
The Company recognized net gains from investment activity of $2.4 million and $9.0 million during the nine months ended September 30, 2015 and 2014, respectively. The majority of gains recognized in 2014 were from sales of student loan asset-backed security investments. The income statement impact related to investment activity was minimal during the three months ended September 30, 2015 and 2014.

•
Whitetail Rock Capital Management, LLC ("WRCM"), the Company's SEC-registered investment advisory subsidiary, recognized investment advisory revenue of $0.7 million and $1.8 million for the three months ended September 30, 2015 and 2014, respectively, and $2.2 million and $14.1 million for the nine months ended September 30, 2015 and 2014, respectively. Due to improvements in the capital markets, the opportunities to earn performance fees on the sale of student loan asset-backed securities are becoming increasingly limited.

•
During the nine months ended September 30, 2015, the Company recognized gains of $3.0 million from the repurchase of $14.1 million (par value) of its Junior Subordinated Hybrid Securities unsecured debt and gains of $1.6 million from the repurchase of $31.8 million (par value) of its own asset-backed debt securities. The Company recognized minimal gains on repurchases of its own debt during the three months ended September 30, 2015 and the three and nine months ended September 30, 2014.

Liquidity and Capital Resources

•
As of September 30, 2015, the Company had cash and cash equivalents of $114.5 million. In addition, the Company had a portfolio of available-for-sale and trading investments, consisting primarily of student loan asset-backed securities, with a fair value of $113.7 million as of September 30, 2015.

•
For the nine months ended September 30, 2015, the Company generated $307.4 million in net cash provided by operating activities, including $55.6 million from the termination of certain derivative financial instruments.

•
Forecasted future cash flows from the Company's FFELP student loan portfolio financed in asset-backed securitization transactions are estimated to be approximately $2.46 billion as of September 30, 2015.

•
During the nine months ended September 30, 2015, the Company repurchased a total of 1,530,592 shares of Class A common stock for $66.6 million ($43.54 per share), including 356,584 shares for $15.6 million ($43.79 per share) during the third quarter.

•	During the nine months ended September 30, 2015, the Company paid cash dividends of $13.7 million ($0.30 per share), including $4.5 million ($0.10 per share) during the third quarter.

•
The Company intends to use its liquidity position to capitalize on market opportunities, including FFELP and private education loan acquisitions; strategic acquisitions and investments; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions. Dependent upon the timing and size of the opportunities, the Company's cash and investment balances may increase from their current levels.

Subsequent Events

•
On October 30, 2015, the Company entered into an amended and restated credit agreement for its $350.0 million line of credit. Under the amended terms, the maturity date of the credit agreement was extended from June 30, 2019 to October 30, 2020. In addition, the following revisions were made to certain covenants:

•	A provision was added to permit acquisitions of businesses, for consideration of up to $75.0 million per fiscal year, that are not in one of the Company’s existing lines of business.

•	The cap for other non-specified permitted investments increased to 20 percent of the Company’s consolidated net worth, with the cap excluding all existing investments at the time of the amendment.

•
The current cap related to the volume of private education loans that the Company may hold was reduced from $900.0 million to a revised level of $500.0 million.   All private education loans that are held within securitization vehicles are excluded from the $500.0 million threshold.

•
The minimum consolidated net worth threshold changed beginning as of September 30, 2015 to be not less than the sum of (i) $1.35 billion; plus, in each case for periods after September 30, 2015, (ii) 50 percent of consolidated net income;  plus (iii) 100 percent of the increase to consolidated net worth from the issuance of capital stock.

The facility size of $350.0 million and cost of funds did not change as part of the amendment.

As of September 30, 2015, the unsecured line of credit had an outstanding balance of $70.0 million and $280.0 million was available for future use.

•
The Company's Board of Directors declared a fourth quarter cash dividend on the Company's outstanding shares of Class A and Class B common stock of $0.12 per share. The fourth quarter dividend will be paid on December 15, 2015, to shareholders of record at the close of business on December 1, 2015.

Operating Segments

The Company has three reportable operating segments. The Company's reportable operating segments include:

• Student Loan and Guaranty Servicing
• Tuition Payment Processing and Campus Commerce
• Asset Generation and Management

The Company earns fee-based revenue through its Student Loan and Guaranty Servicing and Tuition Payment Processing operating segments. In addition, the Company earns interest income on its student loan portfolio in its Asset Generation and Management operating segment. The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See note 1 of the notes to consolidated financial statements included in the 2014 Annual Report for a description of each operating segment, including the primary products and services offered.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their financial results prepared in conformity with U.S. generally accepted accounting principles.

Intersegment revenues are charged by a segment that provides a product or service to another segment.  Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management.  Income taxes are allocated based on 38% of income before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

Corporate and Other Activities

Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities. Corporate and Other Activities includes the following items:

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•
Other product and service offerings that are not considered reportable operating segments including, but not limited to, WRCM, the Company's SEC-registered investment advisory subsidiary, and the Enrollment Services business

Corporate and Other Activities also includes certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, enterprise risk management, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Effective January 1, 2015, internal reporting to executive management (the "chief operating decision maker") changed to reflect operational changes made within the organization. The operational and internal reporting changes included moving the majority of information technology infrastructure personnel and related functions to Corporate and Other Activities. The associated costs are allocated to the other operating segments based on those segments' actual use of information technology related products and services. Information technology infrastructure personnel and related functions were historically included within the Student Loan and Guaranty Servicing operating segment, and associated costs were allocated to the other operating segments based on those segments' actual use of the related products and services. Prior period segment operating results have been reclassified to reflect these changes; however, the reclassifications had no effect on any operating segment's net income.

Segment Results of Operations

The following tables include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

	Three months ended September 30, 2015
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$14	—	188,197	1,385	(439)	189,157
Interest expense	—	—	76,040	1,563	(439)	77,164
Net interest income	14	—	112,157	(178)	—	111,993
Less provision for loan losses	—	—	3,000	—	—	3,000
Net interest income after provision for loan losses	14	—	109,157	(178)	—	108,993
Other income:
Loan and guaranty servicing revenue	61,900	—	—	—	(380)	61,520
Intersegment servicing revenue	12,027	—	—	—	(12,027)	—
Tuition payment processing, school information, and campus commerce revenue	—	30,439	—	—	—	30,439
Enrollment services revenue	—	—	—	19,500	—	19,500
Other income	—	—	3,312	3,211	—	6,523
Gain on sale of loans and debt repurchases	—	—	608	(11)	—	597
Derivative market value and foreign currency adjustments, net	—	—	(24,357)	(423)	—	(24,780)
Derivative settlements, net	—	—	(5,623)	(255)	—	(5,878)
Total other income	73,927	30,439	(26,060)	22,022	(12,407)	87,921
Operating expenses:
Salaries and benefits	34,525	13,983	558	14,149	—	63,215
Cost to provide enrollment services	—	—	—	12,534	—	12,534
Loan servicing fees	—	—	7,793	—	—	7,793
Depreciation and amortization	484	2,202	—	4,291	—	6,977
Other	14,602	3,579	1,421	10,817	—	30,419
Intersegment expenses, net	10,886	2,872	12,578	(13,929)	(12,407)	—
Total operating expenses	60,497	22,636	22,350	27,862	(12,407)	120,938
Income (loss) before income taxes and corporate overhead allocation	13,444	7,803	60,747	(6,018)	—	75,976
Corporate overhead allocation	(2,351)	(941)	(1,176)	4,468	—	—
Income before income taxes	11,093	6,862	59,571	(1,550)	—	75,976
Income tax (expense) benefit	(4,215)	(2,606)	(22,639)	2,461	—	(26,999)
Net income	6,878	4,256	36,932	911	—	48,977
Net income attributable to noncontrolling interest	(5)	—	—	27	—	22
Net income attributable to Nelnet, Inc.	$6,883	4,256	36,932	884	—	48,955

	Three months ended June 30, 2015
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$13	1	176,279	1,814	(385)	177,722
Interest expense	—	—	71,441	1,570	(385)	72,626
Net interest income	13	1	104,838	244	—	105,096
Less provision for loan losses	—	—	2,150	—	—	2,150
Net interest income after provision for loan losses	13	1	102,688	244	—	102,946
Other income:
Loan and guaranty servicing revenue	63,833	—	—	—	—	63,833
Intersegment servicing revenue	12,223	—	—	—	(12,223)	—
Tuition payment processing, school information, and campus commerce revenue	—	27,686	—	—	—	27,686
Enrollment services revenue	—	—	—	17,161	—	17,161
Other income	—	—	3,950	3,554	—	7,504
Gain on sale of loans and debt repurchases	—	—	1,041	474	—	1,515
Derivative market value and foreign currency adjustments, net	—	—	9,404	2,540	—	11,944
Derivative settlements, net	—	—	(5,189)	(253)	—	(5,442)
Total other income	76,056	27,686	9,206	23,476	(12,223)	124,201
Operating expenses:
Salaries and benefits	31,585	13,583	524	13,095	—	58,787
Cost to provide enrollment services	—	—	—	11,162	—	11,162
Loan servicing fees	—	—	7,420	—	—	7,420
Depreciation and amortization	527	2,195	—	3,779	—	6,501
Other	15,376	4,112	1,270	11,200	—	31,958
Intersegment expenses, net	11,566	2,785	12,398	(14,526)	(12,223)	—
Total operating expenses	59,054	22,675	21,612	24,710	(12,223)	115,828
Income (loss) before income taxes and corporate overhead allocation	17,015	5,012	90,282	(990)	—	111,319
Corporate overhead allocation	(2,294)	(918)	(1,147)	4,359	—	—
Income before income taxes	14,721	4,094	89,135	3,369	—	111,319
Income tax (expense) benefit	(5,594)	(1,556)	(33,871)	665	—	(40,356)
Net income	9,127	2,538	55,264	4,034	—	70,963
Net income attributable to noncontrolling interest	—	—	—	54	—	54
Net income attributable to Nelnet, Inc.	$9,127	2,538	55,264	3,980	—	70,909

	Three months ended September 30, 2014
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$5	2	187,949	1,814	(346)	189,424
Interest expense	—	—	71,037	1,246	(346)	71,937
Net interest income	5	2	116,912	568	—	117,487
Less provision for loan losses	—	—	2,000	—	—	2,000
Net interest income after provision for loan losses	5	2	114,912	568	—	115,487
Other income:
Loan and guaranty servicing revenue	52,659	—	—	—	—	52,659
Intersegment servicing revenue	13,432	—	—	—	(13,432)	—
Tuition payment processing, school information, and campus commerce revenue	—	26,399	—	—	—	26,399
Enrollment services revenue	—	—	—	22,936	—	22,936
Other income	—	—	4,294	3,356	—	7,650
Gain on sale of loans and debt repurchases	—	—	—	—	—	—
Derivative market value and foreign currency adjustments, net	—	—	29,430	(393)	—	29,037
Derivative settlements, net	—	—	(4,575)	(259)	—	(4,834)
Total other income	66,091	26,399	29,149	25,640	(13,432)	133,847
Operating expenses:
Salaries and benefits	33,627	13,288	565	13,618	—	61,098
Cost to provide enrollment services	—	—	—	14,178	—	14,178
Loan servicing fees	—	—	7,077	—	—	7,077
Depreciation and amortization	441	2,396	—	2,656	—	5,493
Other	12,643	3,312	1,559	12,085	—	29,599
Intersegment expenses, net	8,843	1,481	13,611	(10,503)	(13,432)	—
Total operating expenses	55,554	20,477	22,812	32,034	(13,432)	117,445
Income before income taxes and corporate overhead allocation	10,542	5,924	121,249	(5,826)	—	131,889
Corporate overhead allocation	(2,567)	(856)	(1,026)	4,449	—	—
Income before income taxes	7,975	5,068	120,223	(1,377)	—	131,889
Income tax (expense) benefit	(3,030)	(1,926)	(45,684)	4,127	—	(46,513)
Net income	4,945	3,142	74,539	2,750	—	85,376
Net income attributable to noncontrolling interest	—	—	—	157	—	157
Net income attributable to Nelnet, Inc.	$4,945	3,142	74,539	2,593	—	85,219

	Nine months ended September 30, 2015
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$34	3	536,899	5,352	(1,260)	541,028
Interest expense	—	—	218,021	4,583	(1,260)	221,344
Net interest income	34	3	318,878	769	—	319,684
Less provision for loan losses	—	—	7,150	—	—	7,150
Net interest income after provision for loan losses	34	3	311,728	769	—	312,534
Other income:
Loan and guaranty servicing revenue	183,544	—	—	—	(380)	183,164
Intersegment servicing revenue	37,121	—	—	—	(37,121)	—
Tuition payment processing, school information, and campus commerce revenue	—	92,805	—	—	—	92,805
Enrollment services revenue	—	—	—	54,524	—	54,524
Other income	—	—	11,838	9,107	—	20,945
Gain on sale of loans and debt repurchases	—	—	2,000	2,987	—	4,987
Derivative market value and foreign currency adjustments, net	—	—	(11,363)	664	—	(10,699)
Derivative settlements, net	—	—	(15,775)	(760)	—	(16,535)
Total other income	220,665	92,805	(13,300)	66,522	(37,501)	329,191
Operating expenses:
Salaries and benefits	99,813	40,887	1,623	40,729	—	183,052
Cost to provide enrollment services	—	—	—	35,398	—	35,398
Loan servicing fees	—	—	22,829	—	—	22,829
Depreciation and amortization	1,457	6,592	—	11,091	—	19,140
Other	44,578	11,493	3,828	31,676	—	91,575
Intersegment expenses, net	32,152	8,271	38,016	(40,938)	(37,501)	—
Total operating expenses	178,000	67,243	66,296	77,956	(37,501)	351,994
Income (loss) before income taxes and corporate overhead allocation	42,699	25,565	232,132	(10,665)	—	289,731
Corporate overhead allocation	(6,798)	(2,721)	(3,401)	12,920	—	—
Income before income taxes	35,901	22,844	228,731	2,255	—	289,731
Income tax (expense) benefit	(13,643)	(8,680)	(86,919)	4,257	—	(104,985)
Net income	22,258	14,164	141,812	6,512	—	184,746
Net (loss) income attributable to noncontrolling interest	(5)	—	—	122	—	117
Net income attributable to Nelnet, Inc.	$22,263	14,164	141,812	6,390	—	184,629

	Nine months ended September 30, 2014
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$25	5	520,514	6,508	(1,805)	525,247
Interest expense	—	—	198,449	4,532	(1,805)	201,176
Net interest income	25	5	322,065	1,976	—	324,071
Less provision for loan losses	—	—	6,000	—	—	6,000
Net interest income after provision for loan losses	25	5	316,065	1,976	—	318,071
Other income:
Loan and guaranty servicing revenue	183,876	—	—	—	—	183,876
Intersegment servicing revenue	41,453	—	—	—	(41,453)	—
Tuition payment processing, school information, and campus commerce revenue	—	73,468	—	—	—	73,468
Enrollment services revenue	—	—	—	65,092	—	65,092
Other income	—	—	12,954	28,142	—	41,096
Gain on sale of loans and debt repurchases	—	—	57	—	—	57
Derivative market value and foreign currency adjustments, net	—	—	41,755	(2,970)	—	38,785
Derivative settlements, net	—	—	(16,510)	(767)	—	(17,277)
Total other income	225,329	73,468	38,256	89,497	(41,453)	385,097
Operating expenses:
Salaries and benefits	93,107	34,427	1,744	38,192	—	167,470
Cost to provide enrollment services	—	—	—	41,964	—	41,964
Loan servicing fees	—	—	19,798	—	—	19,798
Depreciation and amortization	1,298	5,669	—	8,523	—	15,490
Other	45,269	8,915	4,829	33,869	—	92,882
Intersegment expenses, net	27,362	4,305	41,950	(32,164)	(41,453)	—
Total operating expenses	167,036	53,316	68,321	90,384	(41,453)	337,604
Income before income taxes and corporate overhead allocation	58,318	20,157	286,000	1,089	—	365,564
Corporate overhead allocation	(6,487)	(2,163)	(3,604)	12,254	—	—
Income before income taxes	51,831	17,994	282,396	13,343	—	365,564
Income tax (expense) benefit	(19,695)	(6,837)	(107,309)	3,639	—	(130,202)
Net income	32,136	11,157	175,087	16,982	—	235,362
Net income attributable to noncontrolling interest	—	—	—	1,363	—	1,363
Net income attributable to Nelnet, Inc.	$32,136	11,157	175,087	15,619	—	233,999

Net Interest Income, Net of Settlements on Derivatives

The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative settlements for each applicable period should be evaluated with the Company's net interest income.

The following table summarizes the components of “net interest income” and “derivative settlements, net” included in the attached consolidated statements of income.

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Variable student loan interest margin, net of settlements on derivatives	$58,250	54,521	63,390	163,404	176,413
Fixed rate floor income, net of settlements on derivatives	48,229	45,069	49,206	139,542	130,657
Investment interest	1,456	1,887	1,562	5,548	5,023
Non-portfolio related derivative settlements	(257)	(253)	(259)	(762)	(767)
Corporate debt interest expense	(1,563)	(1,570)	(1,246)	(4,583)	(4,532)
Net interest income (net of settlements on derivatives)	$106,115	99,654	112,653	303,149	306,794

Student Loan Servicing Volumes (dollars in millions)

Company owned	$22,650	$21,237	$21,397	$21,192	$21,110	$20,511	$19,742	$19,369	$18,934	$18,593
% of total	29.8%	21.8%	15.5%	14.3%	14.1%	12.9%	12.2%	11.5%	11.1%	10.6%
Number of servicing borrowers:
Government servicing:	3,036,534	3,892,929	5,305,498	5,438,933	5,465,395	5,824,743	5,915,449	5,882,446	5,817,078	5,886,266
FFELP servicing:	1,799,484	1,626,146	1,462,122	1,426,435	1,390,541	1,404,619	1,397,295	1,358,551	1,353,785	1,339,307
Private servicing:	164,554	173,948	195,580	191,606	186,863	200,095	202,529	205,926	209,854	230,403
Total:	5,000,572	5,693,023	6,963,200	7,056,974	7,042,799	7,429,457	7,515,273	7,446,923	7,380,717	7,455,976

Number of remote hosted borrowers:	9,566,296	6,912,204	1,915,203	1,796,287	1,735,594	1,677,547	1,611,654	1,592,813	1,559,573	1,710,577

Other Income

The following table summarizes the components of "other income" included in the attached consolidated statements of income.

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Borrower late fee income	$3,605	3,621	3,676	11,357	10,920
Investment advisory fees	677	833	1,842	2,167	14,106
Realized and unrealized gains/(losses) on investments, net	5	1,852	(267)	2,374	9,024
Other	2,236	1,198	2,399	5,047	7,046
Other income	$6,523	7,504	7,650	20,945	41,096

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
1:3 basis swaps	$179	123	808	568	2,547
Interest rate swaps - floor income hedges	(5,456)	(5,019)	(5,421)	(15,490)	(19,345)
Interest rate swaps - hybrid debt hedges	(255)	(253)	(259)	(760)	(767)
Cross-currency interest rate swaps	(346)	(293)	38	(853)	288
Total settlements - expense	$(5,878)	(5,442)	(4,834)	(16,535)	(17,277)

Derivative Market Value and Foreign Currency Adjustments

"Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.

The following table summarizes the components of “derivative market value and foreign currency adjustments” included in the attached consolidated statements of income.

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Change in fair value of derivatives - income (expense)	$(23,722)	26,615	(8,381)	(43,179)	(431)
Foreign currency transaction adjustment - income (expense)	(1,058)	(14,671)	37,418	32,480	39,216
Derivative market value and foreign currency adjustments - income (expense)	$(24,780)	11,944	29,037	(10,699)	38,785

Student Loans Receivable

The table below outlines the components of the Company’s student loan portfolio:

	As of	As of	As of
	September 30, 2015	December 31, 2014	September 30, 2014
Federally insured loans
Stafford and other	$6,375,336	6,030,825	6,218,910
Consolidation	22,580,043	22,165,605	22,632,689
Total	28,955,379	28,196,430	28,851,599
Private education loans	232,824	27,478	77,623
	29,188,203	28,223,908	28,929,222
Loan discount, net of unamortized loan premiums and deferred origination costs	(183,543)	(169,813)	(175,910)
Allowance for loan losses – federally insured loans	(35,945)	(39,170)	(39,470)
Allowance for loan losses – private education loans	(14,435)	(9,730)	(12,498)
	$28,954,280	28,005,195	28,701,344

Loan Activity

The following table sets forth the activity of loans:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Beginning balance	$28,313,850	29,579,785	28,223,908	26,121,306
Loan acquisitions	1,771,841	367,816	3,835,983	5,555,714
Repayments, claims, capitalized interest, and other	(581,321)	(730,654)	(1,900,237)	(2,104,724)
Consolidation loans lost to external parties	(316,167)	(287,723)	(967,455)	(643,066)
Loans sold	—	(2)	(3,996)	(8)
Ending balance	$29,188,203	28,929,222	29,188,203	28,929,222

Student Loan Spread

The following table analyzes the student loan spread on the Company’s portfolio of student loans, which represents the spread between the yield earned on student loan assets and the costs of the liabilities and derivative instruments used to fund those assets.

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Variable student loan yield, gross	2.59%	2.57%	2.58%	2.56%	2.55%
Consolidation rebate fees	(0.82)	(0.83)	(0.83)	(0.83)	(0.82)
Discount accretion, net of premium and deferred origination costs amortization	0.06	0.04	0.05	0.05	0.05
Variable student loan yield, net	1.83	1.78	1.80	1.78	1.78
Student loan cost of funds - interest expense	(1.04)	(1.01)	(0.95)	(1.01)	(0.94)
Student loan cost of funds - derivative settlements	—	—	0.01	—	0.01
Variable student loan spread	0.79	0.77	0.86	0.77	0.85
Fixed rate floor income, net of settlements on derivatives	0.66	0.64	0.67	0.66	0.63
Core student loan spread	1.45%	1.41%	1.53%	1.43%	1.48%

Average balance of student loans	$29,109,130	28,297,312	29,328,743	28,565,287	27,802,474
Average balance of debt outstanding	29,067,202	28,331,870	29,485,652	28,621,681	27,860,552

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
The interest earned on a large portion of the Company's FFELP student loan assets is indexed to the one-month LIBOR rate.  The Company funds the majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR rate by quarter.

Variable student loan spread decreased during the three and nine months ended September 30, 2015 as compared to the same periods in 2014 as a result of an increase in the Company's cost of funds.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income.  A summary of fixed rate floor income and its contribution to core student loan spread follows:

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Fixed rate floor income, gross	$53,685	50,088	54,627	155,032	150,002
Derivative settlements (a)	(5,456)	(5,019)	(5,421)	(15,490)	(19,345)
Fixed rate floor income, net	$48,229	45,069	49,206	139,542	130,657
Fixed rate floor income contribution to spread, net	0.66%	0.64%	0.67%	0.66%	0.63%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s federally insured student loan assets that were earning fixed rate floor income as of September 30, 2015.

	Borrower/	Estimated
Fixed	lender	variable
interest	weighted	conversion	Loan
rate range	average yield	rate (a)	balance
< 3.0%	2.88%	0.24%	$1,731,271
3.0 - 3.49%	3.20%	0.56%	2,380,015
3.5 - 3.99%	3.65%	1.01%	2,379,962
4.0 - 4.49%	4.20%	1.56%	1,791,547
4.5 - 4.99%	4.72%	2.08%	1,088,807
5.0 - 5.49%	5.22%	2.58%	679,179
5.5 - 5.99%	5.67%	3.03%	475,295
6.0 - 6.49%	6.19%	3.55%	552,044
6.5 - 6.99%	6.70%	4.06%	543,383
7.0 - 7.49%	7.17%	4.53%	188,862
7.5 - 7.99%	7.71%	5.07%	320,001
8.0 - 8.99%	8.18%	5.54%	745,756
> 9.0%	9.04%	6.40%	256,357
			$13,132,479

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of September 30, 2015, the weighted average estimated variable conversion rate was 1.89% and the short-term interest rate was 20 basis points.

The following table summarizes the outstanding derivative instruments as of September 30, 2015 used by the Company to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2016	$1,000,000	0.76%
2017	2,100,000	0.84
2018	1,350,000	1.11
2025	100,000	2.32
	$4,550,000	0.93%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.